UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 18, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (the “Company”), on February 17, 2021, entered into Executive Employment Agreements (the “Employment Agreements”) with Jarrod Watson, its Chief Financial Officer, Jimmy Taylor, the President of its Wireless Segment and Reginald Jaramillo-Leal, the President of the Telcom Segment (with each of Mr. Watson, Mr. Taylor, and Mr. Jaramillo-Leal referred to as an “Executive” and collectively, the “Executives”). The Employment Agreements became effective as of July 13, 2020. The Company and the Executives also amended the Restricted Stock Agreements entered into in 2020 in order to add a new accelerated vesting provision.

The term of each of the Employment Agreements commenced as of July 13, 2020, and will remain in effect until terminated by any of the parties. Under each Employment Agreement, the Executive is entitled to severance equal to six (6) months of base salary, plus the Executive’s prorated bonus, in the event the Company terminates the Executive’s employment without cause, the Executive terminates his employment for good reason or either the Company or the Executive terminate employment in connection with a change in control. If termination is related to a change in control, then the severance is payable in a lump sum. In all other events, it is payable over a six (6) month period in equal installments at such times as the Company routinely pays its employees. Each Executive participates in an annual executive bonus plan which provides for a bonus if 50% or more of annual performance targets, as established by the Board of Directors, are achieved.

Pursuant to Mr. Watson’s Employment Agreement, Mr. Watson is entitled to an Annual Base Salary of $240,000 and to monthly car and cell phone allowances. Mr. Watson is also entitled to a $40,000 signing bonus, payable in common stock. A copy of Mr. Watson’s Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02 as fully set forth herein. The foregoing description of Mr. Watson’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Pursuant to Mr. Taylor’s Employment Agreement, Mr. Taylor is entitled to an Annual Base Salary of $240,000 and to monthly car and cell phone allowances. A copy of Mr. Taylor’s Employment Agreement is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 5.02 as fully set forth herein. The foregoing description of Mr. Taylor’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.
Pursuant to Mr. Jaramillo-Leal’s Employment Agreement, Mr. Jaramillo-Leal is entitled to an Annual Base Salary of $220,000 and to monthly car and cell phone allowances. A copy of Mr. Jaramillo-Leal’s Employment Agreement is filed herewith as Exhibit 10.3 and is incorporated by reference into this Item 5.02 as fully set forth herein. The foregoing description of Mr. Mr. Jaramillo-Leal’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

In 2020, the Company made a restricted stock grant to Mr. Watson of 75,000 shares vesting over three years, to Mr. Taylor of 65,000 shares vesting over two years and to Mr. Jaramillo-Leal of 65,000 shares vesting over three years. Each restricted stock agreement included accelerated vesting provisions in the event of death, disability or a change in control. The Company and each Executive have entered into amended and restated Restricted Stock Agreements, the purpose of which is to add an additional accelerated vesting provision which allows for vesting of the next annual stock installment occurring after a termination of the Executive for any reason other than cause. A copy of the form of the Restricted Stock Agreement is filed herewith as Exhibit 10.4 and is incorporated by reference into this Item 5.02 as fully set forth herein. The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Restricted Stock Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit 10.1	Executive Employment Agreement with Jarrod Watson
Exhibit 10.2	Executive Employment Agreement with Jimmy Taylor
Exhibit 10.3	Executive Employment Agreement with Reginald Jaramillo-Leal
Exhibit 10.4	Form of Restricted Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: February 22, 2021

/s/ Jarrod M. Watson
Jarrod M. Watson
Chief Financial Officer